Exhibit 99.1

CB&I Reports 2010 Fourth Quarter and Year-End Results

Full-year Earnings Exceed Consensus Estimates

THE WOODLANDS, Texas--(BUSINESS WIRE)--February 22, 2011--CB&I (NYSE:CBI) today reported net income for the fourth quarter of $63.2 million or $0.63 per diluted share, versus $41.2 million or $0.41 per diluted share in 2009. Revenue for the quarter was $947.9 million with new awards of $992.0 million.

For the full-year, net income was $204.6 million, or $2.04 per diluted share, exceeding $2.00 per share for the first time in the company’s history. CB&I’s consolidated 2010 revenue was $3.6 billion. Cash and cash equivalents as of December 31, 2010 were $481.7 million after funding the CDTECH acquisition and term loan reduction.

“2010 was highlighted by solid performance in virtually all areas of our company, reflected in our strong net income, which was 17% above last year’s high watermark,” said Philip K. Asherman, President and CEO. “We continue to be encouraged by the momentum in the markets we serve, particularly in LNG where we have seen our global position tremendously enhanced by the completion of PERU LNG, arguably one of the most successful LNG projects ever built.”

New awards for 2010 totaled $3.4 billion, reflecting a diverse mix of project type, size and geographical location. 2010 new awards included a $280 million gas plant in California, a $190 million LNG storage tank project in Papua New Guinea, storage tank contracts in the Middle East totaling $170 million, pre-FEED work for Russian, Australian and Canadian LNG liquefaction projects, and numerous strategic technology awards worldwide. Backlog at year-end was $6.9 billion, more than 80% of which is outside the U.S.

“Shareholders’ equity at year-end exceeded $1 billion,” said Asherman. “Our healthy balance sheet provides us with a solid platform from which to grow. With our continued focus on capital efficiency, a manageable effective tax rate, a strong credit facility and overall great liquidity, we are well positioned to capitalize on new opportunities.”

CB&I declared an interim dividend on common stock of $0.05 per share, payable March 31, 2011 to shareholders of record March 18, 2011.

Earnings Conference Call

CB&I will host a webcast on February 22 at 4:00 p.m. Central time (5:00 p.m. Eastern time) to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com Investor Relations/Company Highlights.

About CB&I

CB&I (NYSE:CBI) engineers and constructs some of the world’s largest energy infrastructure projects. With premier process technology, proven EPC expertise, and unrivaled storage tank experience, CB&I executes projects from concept to completion. Safely. Reliably. Globally. For more information, visit www.cbi.com.

Forward-Looking Statement

This release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2010, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share data)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009

Revenue	$947,851	$1,038,013	$3,642,318	$4,556,503

Cost of revenue	818,239	909,856	3,150,255	4,033,783

Gross profit	129,612	128,157	492,063	522,720
% of Revenue	13.7%	12.3%	13.5%	11.5%
Selling and administrative expenses	44,258	46,133	185,213	204,911
% of Revenue	4.7%	4.4%	5.1%	4.5%
Intangibles amortization	6,098	5,773	23,690	23,326
Other operating (income) expense, net	(780)	5,449	(636)	15,324
Equity earnings	(5,735)	(6,288)	(19,464)	(35,064)

Income from operations	85,771	77,090	303,260	314,223
% of Revenue	9.0%	7.4%	8.3%	6.9%
Interest expense	(4,148)	(5,364)	(16,686)	(21,383)
Interest income	1,392	627	4,955	1,817

Income before taxes	83,015	72,353	291,529	294,657

Income tax expense	(18,922)	(29,606)	(79,966)	(114,917)

Net income	64,093	42,747	211,563	179,740

Less: Net income attributable to noncontrolling interests	(896)	(1,517)	(7,004)	(5,451)

Net income attributable to CB&I	$63,197	$41,230	$204,559	$174,289

Net income attributable to CB&I per share:
Basic	$0.65	$0.42	$2.08	$1.82
Diluted	$0.63	$0.41	$2.04	$1.79

Weighted average shares outstanding:
Basic	97,863	97,695	98,300	95,832
Diluted	100,498	99,996	100,459	97,245

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES SEGMENT INFORMATION (in thousands)

	Three Months Ended				Twelve Months Ended
	December 31,		December 31,		December 31,		December 31,
	2010		2009		2010		2009

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
CB&I Steel Plate Structures	$364,799	37%	$252,534	7%	$1,303,930	39%	$2,216,246	36%
CB&I Lummus	476,961	48%	3,094,127	90%	1,634,683	49%	3,585,741	59%
Lummus Technology	150,200	15%	86,824	3%	422,514	12%	311,599	5%
Total	$991,960		$3,433,485		$3,361,127		$6,113,586

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
CB&I Steel Plate Structures	$398,314	42%	$388,813	37%	$1,442,145	40%	$1,650,271	36%
CB&I Lummus	461,826	49%	547,840	53%	1,904,850	52%	2,542,834	56%
Lummus Technology	87,711	9%	101,360	10%	295,323	8%	363,398	8%
Total	$947,851		$1,038,013		$3,642,318		$4,556,503

		% of		% of		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
CB&I Steel Plate Structures	$37,890	9.5%	$42,145	10.8%	$134,430	9.3%	$147,194	8.9%
CB&I Lummus	18,342	4.0%	11,032	2.0%	82,574	4.3%	86,127	3.4%
Lummus Technology	29,539	33.7%	23,913	23.6%	86,256	29.2%	80,902	22.3%
Total	$85,771	9.0%	$77,090	7.4%	$303,260	8.3%	$314,223	6.9%

* New awards represents the value of new project commitments received by the Company during a given period.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands)
	December 31,	December 31,
	2010	2009
ASSETS

Current assets	$1,202,486	$1,195,578
Equity investments	92,400	132,258
Property and equipment, net	290,206	316,112
Goodwill and other intangibles, net	1,154,256	1,179,600
Other non-current assets	170,186	193,219

Total assets	$2,909,534	$3,016,767

LIABILITIES AND SHAREHOLDERS' EQUITY

Notes payable	$334	$709
Current maturity of long-term debt	40,000	40,000
Other current liabilities	1,400,299	1,639,166
Long-term debt	40,000	80,000
Other non-current liabilities	345,056	359,602

Shareholders' equity	1,083,845	897,290

Total liabilities and shareholders' equity	$2,909,534	$3,016,767

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA (in thousands)
	Twelve Months
	Ended December 31,
	2010	2009
CASH FLOWS

Cash flows from operating activities	$288,406	$248,763
Cash flows from investing activities	(58,376)	(22,366)
Cash flows from financing activities	(86,343)	12,732
Effect of exchange rate changes on cash	12,051	(1,350)

Increase in cash and cash equivalents	155,738	237,779
Cash and cash equivalents, beginning of the year	326,000	88,221
Cash and cash equivalents, end of the year	$481,738	$326,000

OTHER FINANCIAL DATA

Decrease in receivables, net	$124,365	$117,787
Change in contracts in progress, net	(37,017)	37,101
Decrease (increase) in non-current contract retentions	2,984	(5,173)
Decrease in accounts payable	(112,558)	(220,098)
Change in contract capital	$(22,226)	$(70,383)

Depreciation and amortization expense	$72,885	$79,531
Capital expenditures	$24,089	$47,839

Backlog *	$6,906,633	$7,199,462

* Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation.
Backlog may also fluctuate with currency movements.

CONTACT:
CB&I
Media: Jan Sieving, +1 832 513 1111
or
Investors: Christi Thoms, +1 832 513 1200